U.S. SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 10, 2020

Concierge Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29913	90-1133909
(state of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

1202 Puerta Del Sol

San Clemente, CA 92673
Tel. (949) 429-5370

Fax. (888) 312.0124

(Address and telephone number of registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class of Security	Trading Symbol	Name of Exchange on Which Registered
-	-	-

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry Into a Material Definitive Agreement

On March 10, 2020, Concierge Technologies, Inc., a Nevada Corporation (“Concierge”), through its wholly owned subsidiary, Gourmet Foods Limited, a New Zealand corporation (“Gourmet Foods”), entered into a definitive Agreement for Sale and Purchase of Shares and Current Account (the “Agreement”) with Graham Eric Eagle, Linda Janice Eagle, and Stephen Peter Lunn as Trustees of the GE and LJ Eagle Family Trust as to 266,850 shares, and Graham Eric Eagle of Napier, Company Director, as to 29,650 shares, (the “Sellers”) to purchase all rights, title and interest in the printing business carried on by the Sellers known as Printstock Products Limited (“Printstock”). Pursuant to the Agreement, Gourmet Foods will pay the Sellers a cash purchase price of $1,900,000 NZD (approximately $1,200,000 USD) (the “Purchase Price”) in exchange for all the shares of Printstock. To ensure the performance of Gourmet Foods’ financial responsibilities under the terms of the Agreement, Concierge has agreed to make a loan to Gourmet Foods up to US$885,000 at 0% interest with no maturity date to be used for the Purchase Price. The Agreement is non-binding pending satisfactory completion of due diligence by Gourmet Foods by March 24, 2020.

The Agreement is subject to additional customary representations, warranties, covenants and closing conditions.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1

Form of Agreement for Sale and Purchase of Shares and Current Account Graham Eric Eagle, Linda Janice Eagle, and Stephen Peter Lunn as Trustees of the GE and LJ Eagle Family Trust as to 266,850 shares, and Graham Eric Eagle of Napier, Company Director, as to 29,650 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2020

CONCIERGE TECHNOLOGIES, INC.

By:	/s/ Nicholas Gerber
Nicholas Gerber
Chief Executive Officer